Ex. 99.6
Unaudited Pro Forma Condensed Combined Financial Information
On July 17, 2025, Talen Energy Corporation (“TEC”, “Talen”, or the “Company”), through our indirect wholly owned subsidiary, Talen Generation, LLC, entered into two purchase and sale agreements (collectively, the “Purchase Agreements”) with affiliates of Caithness Energy, LLC. pursuant to which we agreed to purchase the (i) the Freedom Energy Center (“Freedom”), a 1,045 MW (summer rating) natural gas fired combined cycle generation plant located in Luzerne County, Pennsylvania, for $1.5 billion in cash; and (ii) the Guernsey Power Station (“Guernsey”), a 1,836 MW (summer rating) natural gas fired combined cycle generation plant located in Guernsey County, Ohio, for $2.3 billion in cash, in each case as adjusted in accordance with the applicable Purchase Agreement. The acquisition of Freedom is referred to as the “Freedom Acquisition” and the acquisition of Guernsey is referred to as the “Guernsey Acquisition.” Each is referred to as an “Acquisition” and collectively to as the “Acquisitions.”
In connection with the Acquisitions, Talen entered into debt commitment letters for (i) senior secured bridge facilities in an aggregate principal amount of up to $1.2 billion; and (ii) senior unsecured bridge facilities in an aggregate principal amount of $2.6 billion (collectively, the “Bridge Term Loan Facilities”). The funding is contingent upon the satisfaction of certain conditions set forth in the debt commitment letters. Talen does not intend to draw on the Bridge Term Loan Facilities. On or prior to closing the Acquisitions, Talen Energy Supply, LLC (“TES”), a direct wholly owned subsidiary of Talen, expects to incur up to $1.2 billion aggregate principal amount of senior secured term loans under a new senior Term Loan B secured credit facility and $2.7 billion aggregate principal amount of new unsecured debt (collectively, the “Debt Financings”).

The following unaudited pro forma condensed combined financial information of Talen, referred to in this section as the pro forma financial information, is presented to illustrate the effects of the Purchase Agreements and the related Debt Financings, which are referred to in this section as the pro forma transactions. The unaudited pro forma condensed combined financial information includes an unaudited pro forma condensed combined balance sheet as of June 30, 2025, referred to herein as the pro forma balance sheet, unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025, referred to herein as the pro forma income statements, and accompanying notes, referred to herein as the notes to the pro forma financial statements. The pro forma income statements give effect to the pro forma transactions, which for purposes of the pro forma financial information are assumed to include the incurrence of approximately $3.9 billion of aggregate indebtedness under the Debt Financings, as if they had occurred on January 1, 2024, the first day of Talen’s fiscal year ended December 31, 2024. The pro forma balance sheet gives effect to the pro forma transactions as if they had occurred on June 30, 2025.
The pro forma financial information is based on and should be read in conjunction with the following historical financial statements of Talen, Moxie Freedom, LLC (“Freedom”) and Guernsey Power Holdings, LLC (“Guernsey”):
•Talen’s historical audited consolidated financial statements and related notes for the year ended December 31, 2024, included in Talen’s annual report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025.
•Talen’s historical unaudited condensed consolidated financial statements and related notes for the three and six months ended June 30, 2025, included in Talen’s quarterly report on Form 10-Q for the three and six months ended June 30, 2025, filed with the SEC on August 7, 2025.
•Freedom’s historical audited financial statements and related notes for the year ended December 31, 2024 and Freedom’s historical unaudited condensed financial statements and related notes for the three and six months ended June 30, 2025, attached as Exhibits 99.2 and 99.3 to the Form 8-K to which this unaudited pro forma condensed combined financial information is attached.
•Guernsey’s historical audited consolidated financial statements and related notes for the year ended December 31, 2024 and Guernsey’s historical unaudited condensed consolidated financial statements and related notes for the three and six months ended June 30, 2025, attached as Exhibits 99.4 and 99.5 to the Form 8-K to which this unaudited pro forma condensed combined financial information is attached.
The pro forma financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, referred to as GAAP, in accordance with Accounting Standards Codifications (ASC) 805, Business Combinations. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets to be acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. Talen has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the assumed acquisition date of June 30, 2025, based on Talen’s preliminary valuation of the tangible and intangible assets to be acquired and liabilities assumed in the Purchase Agreements using information currently available. A final determination of fair value of the assets and liabilities acquired will be based on the actual assets and liabilities as of the closing date of the Acquisitions, and, therefore, cannot be made prior to the closings under the Purchase Agreements. As a result, the unaudited pro forma purchase price adjustments related to the Acquisitions are preliminary and subject to change as additional information becomes available and as additional analyses are performed. The final valuation of assets acquired and liabilities assumed in the Acquisitions may be materially different than the estimated values assumed in the pro forma financial information.

In accordance with Article 11 of Regulation S-X, the pro forma financial information has been prepared for illustrative and informational purposes only and is not intended to represent what Talen’s results of operations or financial position would have been had the Acquisitions occurred on the dates indicated, or what they will be for any future periods or as of any future date. The pro forma financial information does not reflect the realization of any expected cost savings or other synergies or dis-synergies that may be realized as a result of the Acquisitions.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of June 30, 2025

(Millions of Dollars, except share data)	Historical Talen Energy Corporation	Historical Acquired Entities as Reclassified (a)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$122	$3	$(3,788)	4(a)	$3,840	5(a)	$174
			(3)	4(b)
Restricted cash and cash equivalents	13	34	(34)	4(b)	—		13
Accounts receivable	226	47	—		—		273
Inventory, net	224	4	—		—		228
Derivative instruments	80	24	(18)	4(c)	$—		86
Other current assets	165	3	—		—		168
Total current assets	830	115	(3,843)		3,840		942
Property, plant and equipment, net	3,089	2,002	2,401	4(d)	—		7,492
Nuclear decommissioning trust funds	1,790	—	—		—		1,790
Derivative instruments	—	15	(15)	4(c)	—		—
Other noncurrent assets	118	46	—		—		164
Total Assets	$5,827	$2,178	$(1,457)		$3,840		$10,388

Liabilities and Equity
Revolving credit facilities	$70	$—	$—		$—		$70
Long-term debt, due within one year	17	60	(60)	4(b)	$—		17
Accrued interest	30	—	—		—		30
Accounts payable and other accrued liabilities	226	47	25	4(e)	—		298
Derivative instruments	32	41	—		—		73
Other current liabilities	77	—	—		—		77
Total current liabilities	452	148	(35)		—		565
Long-term debt	2,972	1,101	(1,101)	4(b)	3,840	5(a)	6,812
Liabilities subject to compromise	—	—	—		—		—
Derivative instruments	62	12	(1)	4(c)	—		73
Contract liabilities			617	4(f)	—		617
Postretirement benefit obligations	282	—	—		—		282
Asset retirement obligations and accrued environmental costs	478	—	—		—		478
Deferred income taxes	297	—	—		—		297
Other noncurrent liabilities	38	5	—		—		43
Total Liabilities	$4,581	$1,266	$(520)		$3,840		$9,167

Stockholders' Equity
Common stock ($0.001 par value 350,000,000 shares authorized) (b)	$—	$—	—	4(g)	$—		$—
Additional paid-in capital	1,711	912	(912)	4(g)	—		1,711
Accumulated retained earnings (deficit)	(456)	—	(25)	4(e)	—		(481)
Accumulated other comprehensive income (loss)	(9)	—	—		—		(9)
Total Stockholders' Equity	$1,246	$912	$(937)		$—		$1,221
Total Liabilities and Stockholders' Equity	$5,827	$2,178	$(1,457)		$3,840		$10,388
__________________
(a)See Note 3 to the Unaudited Pro Forma Financial Information.
(b)45,659,227 shares issued and outstanding as of June 30, 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Six Months Ended June 30, 2025

(Millions of Dollars, except share data)	Historical Talen Energy Corporation	Historical Acquired Entities as Reclassified (a)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Pro Forma Combined
Capacity revenues	$137	$30	$—		$—		$167
Energy and other revenues	948	383	—		—		1,331
Unrealized gain (loss) on derivative instruments	(65)	(7)	—		—		(72)
Operating Revenues	1,020	406	—		—		1,426

Fuel and energy purchases	(418)	(232)	43	4(f)	—		(607)
Nuclear fuel amortization	(44)	—	—		—		(44)
Unrealized gain (loss) on derivative instruments	(25)	(4)	—		—		(29)
Energy Expenses	(487)	(236)	43		—		(680)

Operating Expenses
Operation, maintenance and development	(338)	(27)	3	4(b)	—		(362)
General and administrative	(75)	—	—		—		(75)
Depreciation, amortization and accretion	(144)	(37)	37	4(h)	—		(205)
			(61)	4(i)
Other operating income (expense), net	(16)	—	—		—		(16)
Operating Income (Loss)	(40)	106	22		—		88
Nuclear decommissioning trust funds gain (loss), net	68	—	—		—		68
Interest expense and other finance charges	(136)	(65)	56	4(j)	(132)	5(b)	(268)
			9	4(c)
Gain (loss) on sale of assets, net	11	—	—		—		11
Other non-operating income (expense), net	7	—	—		—		7
Income (Loss) Before Income Taxes	(90)	41	87		(132)		(94)
Income tax benefit (expense)	27	—	(27)	4(k)	28	5(d)	28
Net Income (Loss) Attributable to Stockholders	$(63)	$41	$60		$(104)		$(66)

Per Common Share (b)
Net Income (Loss) Attributable to Stockholders - Basic	$(1.38)						$(1.44)
Net Income (Loss) Attributable to Stockholders - Diluted	$(1.38)						$(1.44)
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	45,699						45,699
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	45,699						45,699
__________________
(a)See Note 3 to the Unaudited Pro Forma Financial Information.
(b)See note 4(l) to the Unaudited Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2024

(Millions of Dollars, except share data)	Historical Talen Energy Corporation	Historical Acquired Entities as Reclassified (a)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Pro Forma Combined
Capacity revenues	$192	$35	$—		$—		$227
Energy and other revenues	1,881	594	—		—		2,475
Unrealized gain (loss) on derivative instruments	42	(40)	—		—		2
Operating Revenues	2,115	589	—		—		2,704

Fuel and energy purchases	(694)	(331)	89	4(f)	—		(936)
Nuclear fuel amortization	(123)	—	—		—		(123)
Unrealized gain (loss) on derivative instruments	20	—	—		—		20
Energy Expenses	(797)	(331)	89		—		(1,039)

Operating Expenses
Operation, maintenance and development	(592)	(63)	7	4(b)	—		(648)
General and administrative	(163)	—	—		—		(163)
Depreciation, amortization and accretion	(298)	(76)	76	4(h)	—		(420)
			(122)	4(i)	—
Impairments	(1)	—	—		—		(1)
Other operating income (expense), net	(38)	—	(25)	4(e)	—		(63)
Operating Income (Loss)	226	119	25		—		370
Nuclear decommissioning trust funds gain (loss), net	178	—	—		—		178
Interest expense and other finance charges	(238)	(101)	128	4(j)	(264)	5(b)	(521)
			(27)	4(c)	(19)	5(c)
Gain (loss) on sale of assets, net	884	—	—		—		884
Other non-operating income (expense), net	61	1	—		—		62
Income (Loss) Before Income Taxes	1,111	19	126		(283)		973
Income tax benefit (expense)	(98)	—	(30)	4(k)	59	5(d)	(69)
Net Income (Loss)	$1,013	$19	$96		$(224)		$904
Less: Net income (loss) attributable to noncontrolling interest	15	—	—		—		15
Net Income (Loss) Attributable to Stockholders	$998	$19	$96		$(224)		$889

Per Common Share (b)
Net Income (Loss) Attributable to Stockholders - Basic	$18.40						$16.39
Net Income (Loss) Attributable to Stockholders - Diluted	$17.67						$15.74
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	54,254						54,254
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	56,486						56,486
__________________
(a)See Note 3 to the Unaudited Pro Forma Financial Information.
(b)See note 4(l) to the Unaudited Pro Forma Financial Information.

Notes to the Unaudited Pro Forma Financial Information
1.Basis of Presentation
The pro forma financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. The Acquisitions are being accounted for as a business combination using the acquisition method of accounting under U.S. GAAP, in accordance with the provisions of ASC 805, Business Combinations, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates based on the same facts and circumstances.
Talen has not completed the detailed valuation studies necessary to determine the fair value of the Freedom and Guernsey assets to be acquired and liabilities to be assumed and the related allocations of purchase price. Therefore, the allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management's preliminary estimates of the fair value of the assets acquired and liabilities assumed. The final allocation of the purchase price will be determined after completion of the Acquisitions, which determination will entail, among other things, the determination of the estimated fair value of assets and liabilities and associated tax adjustments. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the pro forma financial information and Talen’s future results of operations and financial position. There can be no assurance that such final allocation of the purchase price will not result in material changes.
The historical financial statements of Freedom and Guernsey (together, the “Acquired Entities”), and TEC were each prepared in accordance with U.S. GAAP. As discussed in Note 3, certain reclassifications have been made to align Talen and the Acquired Entities’ financial statement presentations for purposes of preparing the pro forma financial information. However, the Company believes it has identified all material adjustments necessary to conform the Acquired Entities’ accounting policies to those of Talen. Upon completion of the Acquisitions, or as more information becomes available, Talen will perform a more detailed review of all accounting policies. As a result of that review, Talen may identify differences between the accounting policies of the companies, requiring conforming adjustments which could have a material impact on the combined company’s financial information.
There were no material intercompany transactions or balances between Talen and the Acquired Entities as of and for the six months ended June 30, 2025, and for the year ended December 31, 2024. Dollars are in millions, unless otherwise noted.
2.Preliminary Purchase Price Allocation
The table below represents the preliminary estimate of the consideration to acquire Freedom and Guernsey. The historical long-term debt of the Acquired Entities is not part of the net assets to be acquired by Talen, and as such is not included as part of consideration transferred.

Consideration transferred	Freedom	Guernsey	Total
Base purchase price	$1,458	$2,330	$3,788
Estimated total consideration transferred			$3,788
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Freedom and Guernsey are measured and recognized at fair value. The allocation is dependent upon certain valuations and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to change as additional information becomes available and detailed analyses and final valuation are completed, and any such changes could be material.
The table below represents a preliminary allocation of the estimated consideration to acquire Freedom and Guernsey’s identified tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimated fair values as of June 30, 2025.

The preliminary purchase price allocation is as follows:

	Estimated Fair Value
Preliminary purchase price allocation	Freedom	Guernsey	Total
Assets acquired:
Accounts receivable	$17	$30	$47
Inventory	4	—	4
Derivative instruments (current asset)	3	3	6
Other current assets	1	2	3
Property, plant, and equipment, net	1,510	2,893	4,403
Derivative instruments (noncurrent asset)	—	—	—
Other noncurrent assets	24	22	46
Total assets acquired	$1,559	$2,950	$4,509

Liabilities assumed:
Accounts payable and other accrued liabilities	$16	$31	$47
Derivative instruments (current liability)	11	30	41
Derivative instruments (noncurrent liability)	5	6	11
Contract liabilities	75	542	617
Other noncurrent liabilities	—	5	5
Total liabilities assumed	$107	$614	$721
Net assets	$1,452	$2,336	$3,788
3.Reclassification Adjustments
The historical consolidated financial statements of Freedom and Guernsey are prepared in accordance with U.S. GAAP. During the preparation of the pro forma financial information, Talen management performed a preliminary analysis of Freedom and Guernsey’s financial information to identify differences between their accounting policies and those of Talen. Additionally, Talen management performed a preliminary analysis to identify differences between Freedom and Guernsey’s financial statement presentation and that of Talen. At the time of the preparation of the pro forma financial information, Talen believes it has identified all material adjustments necessary to conform Freedom and Guernsey’s accounting policies to Talen’s accounting policies. The adjustments described below represent Talen’s best estimates based upon the information currently available to Talen and could be subject to change once more detailed information is available.

The following table presents a summary of reclassification adjustments made to present Freedom and Guernsey’s condensed consolidated balance sheets as of June 30, 2025 in conformity with that of Talen:

Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Historical Freedom Before Reclassification	Historical Guernsey Before Reclassification	Total Reclassifications		Historical Acquired Entities as Reclassified
Assets
Cash and cash equivalents	$1	$2	$—		$3
Restricted cash and cash equivalents	12	22	—		34
Accounts receivable	17	30	—		47
Inventory, net	4	—	—		4
Derivative instruments	3	21	—		24
Other current assets	1	2	—		3
Total Current Assets	38	77	—		115
Property, plant, and equipment, net	614	1,356	32	(a)	2,002
Derivative instruments	—	15	—		15
Land	9	23	(32)	(a)	—
Other noncurrent assets	24	22	—		46
Total Assets	$685	$1,493	$—		$2,178

Liabilities and Equity
Long-term debt, due within one year	$4	$56	$—		$60
Accounts payable and other accrued liabilities	16	31	—		47
Derivative instruments	11	30	—		41
Total Current Liabilities	31	117	—		148
Long-term debt	351	750	—		1,101
Derivative instruments	6	6	—		12
Other noncurrent liabilities	—	5	—		5
Total Liabilities	$388	$878	$—		$1,266

Stockholders' Equity
Additional Paid in Capital	$297	$615	$—		$912
Total Stockholders' Equity	$297	$615	$—		$912
Total Liabilities and Equity	$685	$1,493	$—		$2,178
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(a)Reclassification of land from “Land" to "Property, plant, and equipment, net" line item. Amount comprised of $9 million related to Freedom and $23 million related to Guernsey.

The following table presents a summary of reclassification adjustments made to present Freedom and Guernsey’s condensed consolidated statements of operations for the six months ended June 30, 2025 in conformity with that of Talen:

Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Historical Freedom Before Reclassification	Historical Guernsey Before Reclassification	Total Reclassifications		Total Accounting Policy Adjustment		Historical Acquired Entities as reclassified with aligned policies
Capacity revenues	$—	$—	$30	(a)	$—		$30
Energy and other revenues	159	247	(23)	(a) (b)	—		383
Unrealized gain (loss) on derivative instruments	—	—	(7)	(b)	—		(7)
Operating Revenues	159	247	—		—		406

Fuel and energy purchases	(85)	(153)	4	(c)	1	(g)	(232)
			1	(d)
Nuclear fuel amortization	—	—	—		—		—
Unrealized gain (loss) on derivative instruments	—	—	(4)	(c)	—		(4)
Energy Expenses	(85)	(153)	1		1		(236)

Operating Expenses
Operation, maintenance and development	(14)	(14)	(4)	(e)	6	(g)	(27)
			(1)	(d)	—
General and administrative	(1)	(3)	4	(e)	—		—
Depreciation, amortization and accretion	(13)	(24)	—		—		(37)
Other operating income (expense), net	—	—	—		—		—
Operating Income (Loss)	46	53	—		7		106
Nuclear decommissioning trust funds gain (loss), net	—	—	—		—		—
Interest expense and other finance charges	(20)	(41)	(4)	(f)	—		(65)
Deferred financing cost amortization expense	(2)	(2)	4	(f)	—		—
Gain (loss) on sale of assets, net	—	—	—		—		—
Other non-operating income (expense), net	—	—	—		—		—
Income (Loss) Before Income Taxes	$24	$10	$—		$7		$41
__________________
(a)Reclassification of capacity revenues from "Energy and other revenues" to "Capacity revenues" line item. Amounts comprise $14 million for Freedom and $16 million for Guernsey.
(b)Reclassification of mark-to-market unrealized loss from "Energy and other revenues" to "Unrealized gain (loss) on derivative instruments". Amount comprised of $1 million for Freedom and $6 million for Guernsey.
(c)Reclassification of mark-to-market unrealized loss from "Fuel and energy purchases" to "Unrealized gain (loss) on derivative instruments". Amount comprised of $2 million for Freedom and $2 million for Guernsey.
(d)Reclassification of Guernsey variable operation and maintenance related costs from “Fuel and energy purchases” to "Operation, maintenance and development."
(e)Reclassification of "General and administrative" to "Operation, maintenance and development." Amount comprised of $1 million for Freedom and $3 million for Guernsey.
(f)Reclassification of deferred debt financing amortization amounts from "Deferred financing cost amortization expense" to "Interest expense and other finance charges." Amounts comprise $2 million for Freedom and $2 million for Guernsey.
(g)Accounting policy adjustment to remove expenses related to a long-term service agreement as Talen’s accounting policy is to capitalize such expenses within "Property, plant, and equipment, net." Amount comprised of $6 million for Freedom from "Operation, maintenance and development", and $1 million for Guernsey with $1 million from "Fuel and Energy purchases" and $200 thousand from "Operation, maintenance and development".

The following table presents a summary of reclassification adjustments made to present Freedom and Guernsey’s consolidated statements of operations for the year ended December 31, 2024 in conformity with that of Talen:

Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Historical Freedom Before Reclassification	Historical Guernsey Before Reclassification	Total Reclassifications		Total Accounting Policy Adjustment		Historical Acquired Entities as Reclassified with Aligned Policies
Capacity revenues	$—	$—	$35	(a)	$—		$35
Energy and other revenues	225	364	5	(a) (b)	—		594
Unrealized gain (loss) on derivative instruments	—	—	(40)	(b)	—		(40)
Operating Revenues	225	364	—		—		589

Fuel and energy purchases	(131)	(208)	1	(c)	7	(f)	(331)
Nuclear fuel amortization	—	—	—		—		—
Unrealized gain (loss) on derivative instruments	—	—	—		—		—
Energy Expenses	(131)	(208)	1		7		(331)

Operating Expenses
Operation, maintenance and development	(26)	(39)	(1)	(c)	10	(f)	(63)
			(8)	(d)	—
General and administrative	(3)	(5)	8	(d)	—		—
Depreciation, amortization and accretion	(27)	(49)	—		—		(76)
Other operating income (expense), net	—	—	—		—		—
Operating Income (Loss)	38	63	(1)		17		119
Nuclear decommissioning trust funds gain (loss), net	—	—	—		—		—
Interest expense and other finance charges	(32)	(60)	(9)	(e)	—		(101)
Deferred financing cost amortization expense	(4)	(5)	9	(e)	—		—
Other non-operating income (expense), net	—	1	—		—		1
Income (Loss) Before Income Taxes	$2	$(1)	$—		$17		$19
__________________
(a)Reclassification of capacity revenues from "Energy and other revenues" to "Capacity revenues" line item. Amount comprised of $17 million for Freedom and $18 million for Guernsey.
(b)Reclassification of mark-to-market unrealized loss from "Energy and other revenues" to "Unrealized gain (loss) on derivative instruments." Amount comprised of $14 million for Freedom and $26 million for Guernsey.
(c)Reclassification of Guernsey variable operation and maintenance related costs from “Fuel and energy purchases” to "Operation, maintenance and development."
(d)Reclassification "General and administrative" to "Operation, maintenance and development."
(e)Reclassification of deferred debt financing amortization amounts from "Deferred financing cost amortization expense" to "Interest expense and other finance charges." Amount comprised of $4 million for Freedom and $5 million for Guernsey.
(f)Accounting policy adjustment to remove expenses related to a long-term service agreement as Talen’s accounting policy is to capitalize such expenses within "Property, plant, and equipment, net." Amount comprised of $10 million for Freedom and $7 million for Guernsey, each from "Operation, maintenance and development" and “Fuel and energy purchases”.

4.Acquisition Pro Forma Adjustments and Assumptions
(a)Reflects estimated cash consideration to be paid in connection with the Acquisitions. The amount is equal to the sum of the estimated cash consideration based on contractual terms of the Purchase Agreements. See Note 2.
(b)Reflects the elimination of Freedom and Guernsey’s historical cash and cash equivalents, restricted cash balances, and historical debt as those balances were not included in the purchase price under each Purchase Agreement.

	June 30, 2025
	Freedom	Guernsey	Total
Cash and cash equivalents	$1	$2	$3
Restricted cash	12	22	34
Long-term debt, due within one year	4	56	60
Long-term debt	351	750	1,101
Additionally, represents the elimination of costs associated with an asset management services agreement between Freedom and Guernsey and their affiliate. This agreement will not be assumed by Talen.

	Six Months Ended June 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Asset management agreement	$1	$2	$3	$3	$4	$7
(c)Represents the elimination of interest rate swaps associated with the Freedom and Guernsey historical debt. Adjustments eliminate the carrying value on the balance sheet and the unrealized and realized settlement amounts on the consolidated statements of operations.

	June 30, 2025
Derivative instruments	Freedom	Guernsey	Total
Current assets	$1	$17	$18
Non-current assets	—	15	15
Current liabilities	—	—	—
Non-current liabilities	(1)	—	(1)

Interest rate swaps	Six Months Ended June 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Unrealized gain (loss) on derivative instruments	$(4)	$(17)	$(21)	$1	$(9)	$(8)
Interest expense and other finance charges	1	11	12	5	30	35
Total			$(9)			$27
(d)Reflects adjustments related to the step-up in fair value of property, plant, and equipment to be acquired in the Acquisitions.

	June 30, 2025
Property, plant, and equipment, net	Freedom	Guernsey	Total
Fair value	$1,510	$2,893	$4,403
Less: Historical value	623	1,379	2,002
Step-up	$887	$1,514	$2,401
(e)Represents estimated acquisition-related transaction costs yet to be expensed or accrued in the historical financial statements through June 30, 2025, which include banker, advisory, legal, and valuation fees, and other professional fees. The total estimated acquisition-related transaction costs are $25 million, equally attributable to Freedom and Guernsey, which will not affect the combined statement of operations beyond twelve months after the closing date of the Acquisitions.

(f)Represents the recognition of liabilities related to three unfavorable off-market contracts at fair value as of June 30, 2025, arising from contractual terms identified within agreements to be assumed in connection with the Acquisitions. The amortization of these liabilities, reducing the carrying amount over the remaining contract terms, will be included in subsequent periods. The amortization of the contract values was calculated as the amortized roll-off of each forward month.

Unfavorable contract liabilities (a)	Remaining Contact Term (years)	Preliminary Fair Value
		Freedom	Guernsey	Total
Gas supply agreements	2 - 8	$75	$542	$617
__________________
(a) Preliminary fair value as of June 30, 2025.

Amortization of unfavorable contract liabilities	Six Months Ended June 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Amortization	$9	$34	$43	$19	$70	$89
(g)Reflects the elimination of Freedom and Guernsey’s historical equity.
(h)Reflects elimination of the historical depreciation of Freedom and Guernsey related to property, plant and equipment.

	Six Months Ended June 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Depreciation, amortization and accretion	$13	$24	$37	$27	$49	$76
(i)Reflects the impact of depreciation related to the preliminary fair value of property, plant and equipment to be acquired in the Acquisitions .

		June 30, 2025
Property, plant and equipment, net	Estimated Useful Life (years)	Preliminary Fair Value
		Freedom	Guernsey	Total
Land	n/a	$9	$23	$32
Plant and equipment	33 - 38	1,501	2,870	4,371
Total		$1,510	$2,893	$4,403

Depreciation	Six Months Ended June 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Land	n/a	n/a	n/a	n/a	n/a	n/a
Plant and equipment	23	38	61	46	76	122
Total			$61			$122
(j)Reflects the elimination of the historical Freedom and Guernsey interest expense and debt financing fees from the consolidated statements of operations as the debt of Acquired Entities was not included in the purchase price under each Purchase Agreement.

Interest expense and other finance charges	Six Months Ended June 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Interest expense	$17	$35	$52	$38	$81	$119
Amortization of deferred financing costs	2	2	4	4	5	9
Total			$56			$128
(k)Represents adjustments to the income tax expense (benefit) related to the historical income (loss) before income taxes and the resulting pro forma acquisition adjustments, which were tax effected using a statutory rate of 21%.

(l)Pro forma acquisition adjustments on Talen ordinary shares and earnings per share:

Pro forma earnings per share	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Pro forma net income attributable to Talen	$(66)	$889

Basic:
Historical weighted average of Talen common shares outstanding (in thousands)	45,699	54,254
Pro forma earnings per share - basic	$(1.44)	$16.39

Diluted:
Historical weighted average of Talen common shares outstanding (in thousands)	45,699	56,486
Pro forma earnings per share - diluted	$(1.44)	$15.74

5.Other Accounting Pro Forma Adjustments and Assumptions
(a)For purposes of the pro forma financial information, it is assumed that Talen will borrow approximately $3.9 billion from the Debt Financings in order to finance the cash consideration in the Acquisitions. The Debt Financings are shown as long-term debt, net of estimated debt issuance cost in the pro forma condensed combined balance sheet.

	June 30, 2025
Long-term debt	Long-Term Debt	Associated Fees	Total (Net of Debt)
New Term B Facility	$1,200	$15	$1,185
New unsecured debt	2,690	35	2,655
Pro forma adjustment to long-term debt	$3,890	$50	$3,840
(b)This adjustment reflects pro forma adjustment to interest expense related to assumed incurrence of the Debt Financings.
For purposes of the pro forma condensed combined statements of operation, Talen is using a weighted average interest rate of 6.625%. Additionally, it is assumed that borrowings occur on January 1, 2024 and remain outstanding throughout the periods presented.

Interest expense	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Interest expense associated with Debt Financings	$129	$258
Amortization of new debt issuance costs	3	6
Pro forma adjustment to interest expense	$132	$264

The following table represents the impact of a change in assumed interest rates on interest expense.

Increase (decrease) in interest expense	Six Months Ended June 30, 2025	Year Ended December 31, 2024
0.125% increase in interest rate	$2	$5
0.125% decrease in interest rate	(3)	(5)
(c)Represents the write-off of $19 million of unamortized commitment fees related to the Bridge Term Loan Facilities due to the assumed termination of the remaining commitments under these facilities.
(d)Represents the adjustments to income tax expense (benefit) related to the income (loss) before income taxes resulting from the pro forma other accounting adjustments, which were tax-effected using an estimated statutory rate of 21%.